Exhibit 10.2
CLOSING AGREEMENT
This CLOSING AGREEMENT (the “Agreement”) is made this 23rd day of April, 2019 (the “Execution Date”), by and among DINWIDDIE CATTLE COMPANY, LLC, a New Mexico limited liability company (hereinafter referred to as “Seller”), and SHERBROOKE PARTNERS LLC, a Texas limited liability company (“Sherbrooke”), and INTREPID POTASH – NEW MEXICO, LLC, a New Mexico limited liability company (“Intrepid,” and together with Sherbrooke, each a “Buyer,” and collectively, as “Buyers”). Seller and Buyers are sometimes referred to collectively herein as the “Parties” and individually as a “Party”.
W I T N E S S E T H:
WHEREAS, Seller and Buyers have entered into a Purchase and Sale Agreement dated February 5, 2019 (as it may be amended or modified, the “PSA”) regarding the sale of certain land and other assets known as the Dinwiddie Jal Ranch and located in Lea County, New Mexico;
WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning given such terms in the PSA; and
WHEREAS, Seller and Buyers desire to set out herein the terms and conditions of certain agreements of the Parties with respect to the Closing Payment to be made by Buyers to Seller at Closing.
NOW, THEREFORE, for and in consideration of the mutual agreement of the Parties contained herein and subject to the terms, conditions and other provisions set forth in this Agreement, the Parties agree as follows:
Section 1    Price and Goedeke Lands. Reference is made herein to Schedule B, Part II, Exception numbers 220 and 221 in the title commitment prepared by Elliott and Waldron Title and Abstract Co., Inc., a New Mexico corporation, concerning this matter and described as File #: 19-242 (the “Title Commitment”, and such Exceptions, the “Subject Exceptions”). Copies of the pages from the Title Commitment setting out the Subject Exceptions are attached hereto as Exhibit “A” and incorporated herein by reference. With respect to the Subject Exceptions, the Parties hereby agree that the Fee Land acreage subject to the Subject Exceptions (the “Subject Lands”) shall be conveyed by Seller to Buyers at Closing pursuant to the General Warranty Deed and that the Subject Exceptions shall be listed in Exhibit B to the General Warranty Deed as “Permitted Encumbrances” with respect to the Subject Lands.
Section 2    J-11 Earn Out
(a)    Reduction in Closing Amount. Notwithstanding anything in the PSA to the contrary, the Parties acknowledge and agree that the Closing Amount under the PSA shall be reduced by an amount equal to $12,000,000 (the “J-11 Reduction Amount”) and the J-11 Reduction Amount shall instead be re-characterized and eligible to be earned by Seller pursuant to the provisions of this Section 2.
(b)    Earn-Out of J-11 Reduction Amount. The Parties agree that the J-11 Reduction Amount can be earned by Seller as follows:
(i)    Buyers will use their reasonable efforts able to negotiate, execute and deliver an amendment to that certain Right of Way and Easement Grant, dated as of October 16, 2014, by and between Seller and EOG Resources, Inc. (“EOG” and such agreement, the “EOG Grant”) with EOG that removes the words “and/or place of use” in Paragraph 7 thereof, and is otherwise reasonably satisfactory to Buyers (such amendment, the “EOG Amendment”). If and to the extent the EOG Amendment is entered into with 365 days of the Closing Date, then within five Business Days of the date that the EOG Amendment is executed by EOG, Buyers shall pay to Seller an amount equal (A) to 50% of the J-11 Reduction Amount, minus (B) any amounts that EOG requires to be paid to EOG as a condition to EOG’s entering into the EOG Amendment, minus (C) the value of any other concessions required of Buyers as a condition to EOG entering into the EOG Amendment, including in respect of any cost-free surface use agreement in favor of EOG covering the Land; provided that the amounts in subpart (C) hereof in respect of such cost-free surface use agreement being capped at $2,000,000 (such amount, the “EOG Amendment Earn-Out”).
(ii)    Following the execution and delivery of the EOG Amendment, Buyers will use their reasonable efforts to apply for and receive an approval from the State Engineer under the Water-Use Leasing Act for a lease or other documented approvals that permits the immediate use of water produced from the Water Permit described on Schedule 7.3(d) of the PSA as the J-11 Permit (the “J-11 Permit”), and such lease allows for the immediate commercial sale of water from the J-11 Permit in the same fashion and to the same extent as that certain Temporary Permit No. J-11(T) received from the State of New Mexico on October 9, 2015 (such lease and approval from the State Engineer, the “Future J-11 Lease”). If and to the extent the Future J-11 Lease is received and approved within 365 days of the Closing Date, then within five Business Days of the date that the Future J-11 Lease is received from the State Engineer on such terms, Buyers shall pay to Seller an amount equal to 50% of the J-11 Reduction Amount.
(c)    Efforts of the Parties. The Parties agree to each use their reasonable efforts to negotiate, execute and deliver the EOG Amendment within 365 days of the Closing Date; provided, that, unless otherwise agreed, Buyers shall be responsible for all direct interactions with EOG on the subject matter hereof and Seller shall not directly communicate with EOG in respect of the subject matter hereof unless and to the extent reasonably requested by Buyers. Further, from and after the receipt of the signed EOG Amendment from EOG, Buyers agree to use their reasonable efforts to prepare and file such applications and information with the State Engineer as may be needed to receive the Future J-11 Lease within 365 days of the Closing Date.
Section 3    Miscellaneous
(a)    Ratification. Except as otherwise provided herein, the provisions of the PSA shall remain in full force and effect in accordance with their respective terms following the execution of this Agreement.
(b)    References. All references to the PSA in any document, instrument, agreement, or writing delivered pursuant to the PSA (as amended hereby) shall hereafter be deemed to refer to the PSA as amended hereby.
(c)    Entire Agreement. This Agreement, the PSA, and the Annexes, Exhibits and Schedules to the PSA, collectively constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof or thereof except as specifically set forth herein or therein.
(d)    Incorporation. The Parties agree that the provisions of Sections 13.1, 13.2, 13.4, 13.5, 13.7, 13.8, 13.10, 13.11 and 13.12 of the PSA are hereby incorporated into this Agreement, mutatis mutandis.
[signature pages follow]

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties as of the day first above written.

SELLER:
DINWIDDIE CATTLE COMPANY, LLC

By:    /s/ Tommy Dinwiddie
Name:    John Thomas (Tommy) Dinwiddie
Title:    Managing Member

BUYERS:
SHERBROOKE PARTNERS LLC

By:    /s/ Tres Beck
Name:    Tres Beck
Title:    Counsel

INTREPID POTASH – NEW MEXICO, LLC

By:    /s/ Robert P. Jornayvaz III
Name:    Robert P. Jornayvaz III
Title:    CEO

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